UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2021

Franklin Street Properties Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32470	04-3578653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield,Massachusetts 01880
(Address of Principal Executive Offices, and Zip Code)

(781) 557-1300
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	FSP	NYSE American

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2021, the Board of Directors (the “Board”) of Franklin Street Properties Corp., a Maryland corporation (the “Company”), approved an amendment and restatement of the Company’s Amended and Restated Bylaws (as amended and restated, the “Amended Bylaws”) to revise Article XIV to eliminate the prior references to a particular local state court and division of the federal district court within the State of Maryland as the exclusive forum for certain legal actions related to the Company. The Amended Bylaws provide that any state court of competent jurisdiction in Maryland, or, if such state courts do not have jurisdiction, the United States District Court for the District of Maryland, shall be the sole and exclusive forum for actions arising pursuant to any provision of the Maryland General Corporation Law, the charter of the Company or the Amended Bylaws and for other actions governed by the internal affairs doctrine.

In recent years, many public companies have become targets of internal affairs litigation over the same corporate action in multiple jurisdictions. The Company believes these provisions will benefit the Company and its stockholders by limiting costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of applicable law. Maryland is the state of incorporation of the Company and, under the internal affairs doctrine of corporate law, which has been recognized by the Supreme Court of the United States, Maryland law would apply to such litigation. In Maryland, either party to a lawsuit may request that the matter be referred to the Maryland Business and Technology Case Management Program, which was created more than 15 years ago and which provides certain designated judges special training in business law issues, as well as strategies for efficiently managing cases involving such matters. In addition to other corporate governance enhancements approved by the Board in recent years, including, without limitation, the declassification of the Board and majority voting in the uncontested election of directors, stockholders currently have the power, by the affirmative vote of a majority of all votes entitled to be cast on the matter, to alter or repeal any provision of the Amended Bylaws and to adopt new Bylaw provisions.

The Amended Bylaws were effective immediately upon approval by the Board. This description of the changes effected to the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d)Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

3.1	Amended and Restated Bylaws of Franklin Street Properties Corp., effective April 16, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

	By:	/s/ Scott H. Carter
Scott H. Carter
Executive Vice President, General Counsel and Secretary

Date: April 16, 2021

EXHIBIT LIST

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

3.1	Amended and Restated Bylaws of Franklin Street Properties Corp., effective April 16, 2021.